UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

Investar Holding Corporation

(Exact name of registrant as specified in its charter)

Louisiana	001-36522	27-1560715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7244 Perkins Road

Baton Rouge, Louisiana 70808

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (225) 227-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the 2015 Annual Meeting of Shareholders of Investar Holding Corporation (the “Company”), held on May 20, 2015, two proposals were submitted to a vote of security holders.

Proposal No. 1: Election of 14 Directors

Each of the nominees under this proposal were nominated to be elected as members of the Company’s board of directors, each to serve a one-year term. Each nominee presently serves on the Company’s board of directors and was elected to serve an additional term. The shareholders’ voting results are set forth below.

Nominee	For	Withhold	Broker Non-Votes
James M. Baker	4,694,251	189,610	637,698
Thomas C. Besselman, Sr.	4,690,452	193,409	637,698
James H. Boyce, III	4,686,323	197,538	637,698
Robert M. Boyce, Sr.	4,689,455	194,406	637,698
J.E. Brignac, Jr.	4,684,816	199,045	637,698
John J. D’Angelo	4,859,481	24,380	637,698
Robert L. Freeman	4,669,325	214,536	637,698
William H. Hidalgo, Sr.	4,667,861	216,000	637,698
Gordon H. Joffrion, III	4,679,938	203,923	637,698
David J. Lukinovich	4,689,455	194,406	637,698
Suzanne O. Middleton	4,687,998	195,863	637,698
Andrew C. Nelson, M.D.	4,691,887	191,974	637,698
Carl R. Schneider, Jr.	4,694,676	189,185	637,698
Frank L. Walker	4,688,554	195,307	637,698

Proposal No. 2: Ratification of the Appointment of Postlethwaite & Netterville APAC as the Company’s Independent Registered Public Accountants for 2015

The proposal to ratify Postlethwaite & Netterville’s appointment as the independent registered public accountants of the Company for 2015 was approved. The shareholders’ voting results are set forth below.

For	Against	Abstain
5,485,414	13,840	22,305

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTAR HOLDING CORPORATION

Date: May 22, 2015	By:	/s/ John J. D’Angelo
John J. D’Angelo
President and Chief Executive Officer